DSL.net[LOGO]               545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                        Tel: 1-877-DSL-NET1    Fax: 203-624-3612
                                         Email: info@dsl.net    Web: www.dsl.net

FOR IMMEDIATE RELEASE
---------------------

                            DSL.NET ACQUIRES VISI.COM

NEW HAVEN, Conn. - May 30, 2000 - DSL.net, Inc. (NASDAQ: DSLN) a direct national provider of high-speed data communications and Internet solutions for businesses, today announced it has acquired Vector Internet Services, Inc. -- VISI.com -- one of the Midwest's largest business-to-business Internet solution providers.

Founded in 1994, Minneapolis-based VISI.com operates multiple secure data centers and offers a wide range of Internet business solutions including Web hosting, server collocation, dedicated access and Web design and development. VISI.com has developed a reputation for delivering quality service and superior performance.

Through this acquisition, DSL.net greatly expands its ability to provide new and existing customers with Web site and application hosting, server collocation and management, and a wide range of value-added, Web- and private network-based hosted business solutions.

"With VISI.com, DSL.net expands its already significant national footprint with the addition of a company known for providing reliable, high quality service to Midwestern businesses," said David F. Struwas, president and CEO of DSL.net. "The addition of VISI.com's world-class data centers and proven expertise in hosting, Web site design and Web development brings new skills and market opportunities to DSL.net and allows us to offer a broader range of products to our customers across the country. We also welcome the dedicated employees of VISI.com to the DSL.net team, and look forward to working with them to further develop integrated business solutions that help emerging enterprises leverage the power of the Internet."

DSL.net is a pioneer in providing high-speed DSL Internet access solutions to small and medium-sized businesses, primarily in smaller cities throughout the United States. In addition to broadband access, DSL.net offers customers a variety of Internet and business services.

"We're excited to be joining forces with DSL.net, a company that shares our focus on mission-critical, business-to-business Internet solutions," said Al Angen, president of VISI.com. "Our loyal VISI.com customers will continue to receive the same high performance and superior customer service they've come to expect, plus the value-added business services DSL.net already delivers."

ABOUT DSL.NET
Based in New Haven, Conn., DSL.net, Inc. is a high-speed data communications and Internet access provider that uses digital subscriber line (DSL) technology to provide high-speed Internet solutions to small and medium-sized businesses, primarily in second and third tier cities throughout the United States. As of March 31, 2000, DSL.net had provided service in 186 cities. For more information regarding DSL.net solutions and services visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include those described under "Risk Factors" in DSL.net's Annual Report on Form 10K for the year ended Dec. 31, 1999 filed with the Securities and Exchange Commission, which include, among other things, (i) DSL.net's extremely limited operating history, which makes it difficult to evaluate its business and prospects; (ii) the difficulty of predicting the new and rapidly evolving high-speed data communications industry; (iii) DSL.net's unproven business model, which may not be successful; (iv) DSL.net's ability to negotiate, enter into and renew interconnection and collocation agreements with traditional local telephone companies; (v) regulatory, legislative, and judicial developments, which could adversely affect the way DSL.net operates its business; and (vi) DSL.net's ability to recruit and retain qualified personnel, establish the necessary infrastructure to support its business, and manage the growth of its operations. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

DSL.net's authority to provide certain regulated services is held by its subsidiary companies.

DSL.net is a trademark of DSL.net, Inc. Other product and company names herein may be trademarks of their respective owners.

Contacts:

DSL.NET, INC.                                        BLANC AND OTUS
Robert Ventresca                                     Greg Peverill-Conti
203-782-3401                                         617-262-6454
rventresca@dsl.net                                   gregpc@blancandotus.com